                                                                    EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SIMIREX, INC.

                                    * * * * *

To:      The Secretary of State
         State of New Jersey

         The UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

         FIRST: The name of the corporation is

                                  SIMIREX, INC.

         SECOND: The purpose or purposes for which the corporation is organized are:

         To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

         THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares without par value.

         FOURTH: The address of the corporation's initial registered office is Suite 120, 900 Haddon Ave., Collingswood, New Jersey, 08108, and the name of the corporation's initial registered agent at such address is Joel D. Caney.

         FIFTH: The number of directors constituting the initial board of directors shall be Two (2); and the names and addresses of the directors are as follows:

         NAMES                                                ADDRESSES
     Peter Brenardo                                       41 Crabapple
                                                          Barrington, Ill 60010

     Loretta Brenardo                                     41 Crabapple
                                                          Barrington, Ill 60010

         SIXTH:  The name and address of the incorporator is as follows:

         NAMES                                                 ADDRESSES
     Janice C. Anderle                                    123 South Broad Street
                                                          Philadelphia, PA 19109

         IN WITNESS WHEREOF, I, the sole incorporator of the above named corporation, have hereunto signed this Certificate of Incorporation on the 16th day of June, 1988.

                                                     /s. Janice C. Anderle
                                                     ---------------------
                                                     Janice C. Anderle

REG-C-L
(7-98)

                              STATE OF NEW JERSEY
                              DIVISION OF REVENUE
                        BUSINESS ENTITY AMENDMENT FILING

================================================================================
FILL OUT ALL APPLICABLE INFORMATION BELOW AND SIGN IN THE SPACES PROVIDED. PLEASE NOTE THAT ONCE FILED, THE INFORMATION ON THIS PAGE IS CONSIDERED PUBLIC. REFER TO THE INSTRUCTIONS FOR DELIVERY/RETURN OPTIONS, FILING FEES AND FIELD-BY-FIELD REQUIREMENTS. REMEMBER TO REMIT THE APPROPRIATE FEE AMOUNT FOR THIS FILING. USE ATTACHMENTS IF MORE SPACE IS REQUIRED FOR ANY FIELD, OR IF YOU WISH TO ADD ARTICLES FOR THE PUBLIC RECORD.
================================================================================

                          SECTION II - AMENDMENT FILING

A. BUSINESS NAME: SIMIREX, INC.

B. STATUTORY AUTHORITY FOR AMENDMENT: 14A:9-2(4) (SEE INSTRUCTIONS FOR LIST OF STATUTORY AUTHORITIES)

C. ARTICLE ONE OF THE CERTIFICATE OF INCORPORATION [X] FORMATION [ ] REGISTRATION [ ] AUTHORITY [ ] LIMITED PARTNERSHIP [ ]

      OF THE ABOVE-REFERENCED BUSINESS IS AMENDED TO READ AS FOLLOWS: (USE
                     ATTACHMENT IF MORE SPACE IS REQUIRED)
                   QUINTILES CLINICAL SUPPLIES AMERICAS, INC.

D. OTHER PROVISIONS: (OPTIONAL)

E. DATE AMENDMENT WAS ADOPTED: AUGUST 18, 2000

F. CERTIFICATION OF CONSENT/VOTING: (IF REQUIRED BY ONE OF THE LAWS CITED BELOW, CERTIFY CONSENT/VOTING) N.J.S.A. 14A:9-1 ET SEQ. OR N.J.S.A. 15A:9-1 ET SEQ., PROFIT AND NON-PROFIT CORPS. AMENDMENT BY THE INCORPORATORS [ ] AMENDMENT WAS ADOPTED BY UNANIMOUS CONSENT OF THE INCORPORATORS.

   N.J.S.A. 14A:9-2(4) AND 14A:9-4(3), PROFIT CORPS., AMENDMENT BY THE SHAREHOLDERS [ ] AMENDMENT WAS ADOPTED BY THE DIRECTORS AND THEREAFTER ADOPTED BY THE SHAREHOLDERS NUMBER OF SHARES OUTSTANDING AT THE TIME THE AMENDMENT WAS ADOPTED 1,000 , AND TOTAL NUMBER OF SHARES ENTITLED TO VOTE THEREON 1,000 IF APPLICABLE LIST THE DESIGNATION AND NUMBER OF EACH CLASS/SERIES OF SHARES ENTITLED TO VOTE.

         LIST VOTES FOR AND AGAINST AND IF APPLICABLE, SHOW THE VOTE BY DESIGNATION AND NUMBER OF EACH CLASS/SERIES OF SHARES ENTITLED TO VOTE:

NUMBER OF SHARES VOTING FOR AMENDMENT                              NUMBER OF SHARES VOTING AGAINST AMENDMENT
-------------------------------------                              -----------------------------------------
              1,000                                                                      0

   ** IF THE AMENDMENT PROVIDES FOR THE EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES, ATTACH A STATEMENT INDICATING THE MANNER IN WHICH SAME SHALL BE EFFECTED.

N.J.S.A. 15A:9-4, NON-PROFIT CORPS., AMENDMENT BY MEMBERS OR TRUSTEES

THE CORPORATION HAS [ ] DOES NOT HAVE [ ] MEMBERS

IF THE CORPORATION HAS MEMBERS, INDICATE THE NUMBER ENTITLED TO VOTE ----------, AND HOW VOTING WAS ACCOMPLISHED:

[ ] AT A MEETING OF THE CORPORATION. INDICATE THE NUMBER VOTING FOR ----- AND VOTING AGAINST ----- IF ANY CLASS(ES) OF MEMBERS MAY VOTE AS A CLASS, SET FORTH THE NUMBER OF MEMBERS IN EACH CLASS, THE VOTES FOR AND AGAINST BY CLASS, AND THE NUMBER PRESENT AT THE MEETING:

CLASS      NUMBER OF MEMBERS       VOTING FOR AMENDMENT       VOTING AGAINST AMENDMENT
-----      -----------------       --------------------       ------------------------

[ ] ADOPTION WAS BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING.

IF THE CORPORATION DOES NOT HAVE MEMBERS, INDICATE THE TOTAL NUMBER OF TRUSTEES ---------------, AND HOW VOTING WAS ACCOMPLISHED:

[ ] AT A MEETING OF THE CORPORATION. THE NUMBER OF TRUSTEES VOTING FOR -------------- AND VOTING AGAINST ---------

[ ] ADOPTION WAS BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING.
--------------------------------------------------------------------------------
G.  AGENT/OFFICE CHANGE
    NEW REGISTERED AGENT:  THE CORPORATION TRUST COMPANY
    REGISTERED OFFICE (MUST BE A NJ STREET ADDRESS)
    STREET 820 BEAR TAVERN ROAD                          CITY  WEST TRENTON, NJ
                                                         ZIP 08628
--------------------------------------------------------------------------------
H. SIGNATURE(S) FOR THE PUBLIC RECORD (SEE INSTRUCTIONS FOR INFORMATION ON SIGNATURE REQUIREMENTS)

--------------------------------------------------------------------------------

SIGNATURE /s/ Greg Connors      TITLE VICE PRESIDENT              DATE [8/18/00]

SIGNATURE /s/ John S. Russell   TITLE VICE PRESIDENT & SECRETARY  DATE [8/18/00]

   THE ABOVE-SIGNED CERTIFIES THAT THE BUSINESS ENTITY HAS COMPLIED WITH ALL
                  APPLICABLE NJ STATUTORY FILING REQUIREMENTS